EXHIBIT 5
                           SIDLEY AUSTIN BROWN & WOOD
                     (Sidley Austin Brown & Wood Letterhead)


                                 BANK ONE PLAZA
                              10 S. DEARBORN STREET
                             CHICAGO, ILLINOIS 60603
                             TELEPHONE 312 853 7000
                             FACSIMILE 312 853 7036
                                 www.sidley.com

                                  FOUNDED 1866

October 16, 2001

Telephone and Data Systems, Inc.
Suite 4000
30 N. LaSalle Street
Chicago, Illinois  60602

                  Re:      Telephone and Data Sytems, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------
Ladies and Gentlemen:

     We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the "Company"), and have represented the Company with respect to the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and delivery of up to 12,000 Common Shares, par value $0.01 per share (the
"Shares"), of the Company under the Chorus Communications Group, Ltd. Stock Incentive Plan (the "Plan"), pursuant to the requirements of the Agreement and Plan of Merger by and among the Company, Singer Acquisition Corp. and Chorus Communications Group, Ltd., dated November 24, 2000 (the "Merger Agreement").

     In rendering this opinion letter, we have examined and relied upon a copy of the Plan, the Registration Statement and the Merger Agreement. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

                  2. Each Share will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share

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SIDLEY AUSTIN BROWN & WOOD

Telephone and Data Systems, Inc.
October 16, 2001
Page 2



shall have been duly issued and delivered in the manner contemplated by the Plan; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

     For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each Share, the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and the Plan will not have been modified or amended.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states or the District of Columbia to the issuance and delivery of the Shares.

     This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act.

     Walter C.D. Carlson, a director of the Company and of a subsidiary of the Company, Michael G. Hron, the General Counsel and an Assistant Secretary of the Company and a subsidiary of the Company and an Assistant Secretary of certain subsidiaries of the Company, William S. DeCarlo, the Assistant General Counsel and an Assistant Secretary of the Company and an Assistant Secretary of certain subsidiaries of the Company, and Stephen P. Fitzell, the Assistant General Counsel and an Assistant Secretary of certain subsidiaries of the Company, are members of this law firm. Walter C.D. Carlson is also a trustee of a voting trust which controls the Company.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                                     Very truly yours,

                                                     SIDLEY AUSTIN BROWN & WOOD